UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): September 28, 2001


                               TRANS ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)



           NEVADA                   0-23530                  93-0997412
           ------                   -------                  ----------
         State or Other          (Commission               (IRS Employer
         Jurisdiction)           File Number)              Identification
                                                              Number)

        210 Second Street, P.O. Box 393, St. Mary's, West Virginia 26170 (Address of Principal Executive Offices and Principal Place of Business)

       Registrant's Telephone Number, Including Area Code: (304) 684-7053


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                                    FORM 8-K

Item 5.  Other Events

         On September 28, 2001, the Securities and Exchange Commission announced that it had filed a civil action in U.S. District Court for the District of Columbia (Civil Action No. 1:01CV020060) against Trans Energy, Inc. (the "Company") and two of its directors, Loren E. Bagley and William F. Woodburn. The complaint alleges violations of the anti-fraud and reporting provisions of the federal securities laws and seeks injunctive relief against the Company, Mr. Bagley and Mr. Woodburn to enjoin them from future violations of securities laws. The complaint also seeks civil penalties against Messrs. Bagley and Woodburn.

         The Commission's action is premised on the dissemination of alleged false and misleading statements through press releases, website postings and Commission filings. The complaint alleges that these statements contained misrepresentations, inaccuracies and omissions during a period when Mr. Bagley served as the Company's President and Mr. Woodburn as the Vice President and principal financial officer. The Company's counsel is actively reviewing the complaint and determining an appropriate response.

         On September 10, 2001, Mr. Bagley resigned as President and Chief Executive Officer of the Company and Mr. Woodburn resigned as Vice President, although he continues as Secretary and Treasurer. Mr. Bagley was then appointed as a Vice President and Robert I. Richards was elected as the new President, Chief Executive Officer and a director.


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


                                   SIGNATURES


         In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 TRANS ENERGY, INC.



Date:  October 11, 2001          By: /S/ ROBERT I. RICHARDS
                                 --------------------------
                                         Robert I. Richards
                                         President and Chief Executive Officer

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